Exhibit 10.5

ESCROW AGREEMENT

This Escrow Agreement (“Agreement”) is made and entered into as of the __th day of June 2025 (the “Effective Date”), by and among: ___________ , a ___________ company (the “Lender”), NextNRG Inc., a Nevada corporation (the “Borrower”), and ClearTrust, LLC, a Florida limited liability company (the “Escrow Agent”).

W I T N E S S E T H:

WHEREAS on or about the date hereof, the Lender and Borrower have entered into the Business Loan and Security Agreement (the “Loan Agreement”) Agreement pursuant to which the Lender loaned to the Borrower the principal sum of $1,500,000 (the “Loan”);

WHEREAS, the Borrower has agreed to provide 2,900,000 shares of common stock of NextNRG Inc. as collateral for the Loan (the “Escrow Shares”);

WHEREAS, the Borrower has approved that certain irrevocable instruction letter agreed to by and between the Parties dated as of the date set forth above (the “Instruction Letter”) authorizing the issuance of the Escrow Shares to the Lender upon the occurrence of specific conditions or events described therein, and such Instruction Letter has been delivered to the Escrow Agent;

WHEREAS, the Escrow Agent shall create and maintain a reserve of the Escrow Shares pursuant to the terms of the Instruction Letter and hold such reserve on behalf of the Lender;

WHEREAS, the Parties desire that the Escrow Agent shall have authority to issue the Escrow Shares to the Lender in accordance with the Instruction Letter, including if the Borrower fails to satisfy the obligations set forth in such Instruction Letter, or if ClearTrust, LLC is no longer serving as the Borrower’s transfer agent;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

INTERPRETATION

1.1. Definitions.

“Escrow Agent Fees” shall mean of half a percent of loan amount of ________, payable amount of by the Borrower on the Effective Date

“Parties” shall collectively mean Borrower, the Lender, and the Escrow Agent, and “Party” shall mean any one of them.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1 Appointment. The Lender and Borrower hereby appoint ClearTrust, LLC as Escrow Agent, and Escrow Agent hereby accepts such appointment.

2.2 Holding and Issuance of Escrow Shares.

(a) The Escrow Agent shall receive and hold the irrevocable Instruction Letter issued by the Borrower specific to the Escrow Shares to the Lender under stated conditions.

(b) Based on the Instruction Letter, the Escrow Agent shall establish and maintain a reserve of shares in accordance with the number and instructions set forth therein.

(c) Upon written notice from the Lender consistent with the Instruction Letter, the Escrow Agent shall issue the Escrow Shares from the reserve to the Lender. No further action or approval by the Borrower shall be required.

(d) Failure by the Borrower to meet the requirements or conditions in the Instruction Letter shall authorize the Escrow Agent to issue the Escrow Shares to the Lender without delay, notice, or consent of the Borrower.

(e) The Escrow Agent’s authority to issue Escrow Shares shall survive any termination of its status as the Borrower’s transfer agent.

ARTICLE III

RELEASE OF ESCROW SHARES

3.1 Triggering Conditions. The Escrow Agent shall issue Escrow Shares to the Lender under any of the following conditions:

(a) Receipt of written instructions from the Lender in accordance with the Instructuon Letter;

(b) Occurrence of conditions defined in the Instructuon Letter that require such issuance;

(c) Failure by the Borrower to meet any obligation defined in the Instructuon Letter; and

(d) A final, non-appealable court order directing such issuance.

3.2 Disputes. In the event of conflicting claims or disputes regarding the Escrow Shares, the Escrow Agent may:

(a) Hold the Escrow Shares without taking further action;

(b) Deposit the shares with a court of competent jurisdiction;

(c) Seek legal counsel and recover costs and fees from the Parties (except for willful misconduct or gross negligence).

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ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1. The Escrow Agent is not a party to, and is not bound by or charged with notice of, any agreement out of which this escrow may arise. The Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other Party, or for the identity or authority of any person executing any such notice. The Escrow Agent will have no duties or responsibilities other than those expressly set forth in this Agreement. The Escrow Agent will be under no liability to anyone by reason of any failure on the part of any Party (other than the Escrow Agent) or any maker, endorser, or other signatory of any document to perform such person’s or entity’s obligations hereunder or under any such document. Except for the existing stock transfer agent agreement between the Lender and ClearTrust, LLC, along with this Agreement and instructions to the Escrow Agent pursuant to the terms of this Agreement, the Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

(b) The Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of Florida upon fiduciaries.

(c) The Escrow Agent will be indemnified and held harmless by Borrower and Lender from and against any expenses, including reasonable attorneys’ fees and disbursements, damages, or losses suffered by the Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of the Escrow Agent hereunder; except, that if the Escrow Agent is guilty of willful misconduct, fraud, or gross negligence under this Agreement, then the Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud, or gross negligence. Promptly after the receipt by the Escrow Agent of notice of any such demand or claim or the commencement of any action, suit, or proceeding relating to such demand or claim, the Escrow Agent will notify the other Parties in writing. For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit, or proceeding settled with the express written consent of the Parties, and all costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Article IV shall survive the termination of this Agreement.

(d) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ, or other form of judicial or administrative process which in any way affects the Escrow Instructions (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Shares), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ, or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the Parties or to any other person or entity even though such order, judgment, decree, writ, or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

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(e) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation, or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(f) The Escrow Agent shall not be called upon to advise any Party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(g) The Escrow Agent shall not be under any duty to give the Escrow Account held by it hereunder any greater degree of care than it gives its own similar property.

(h) When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities) sent by facsimile, email, or other form of electronic or data transmission, the Escrow Agent, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication (whether due to fraud, distortion, or otherwise). In the event of any ambiguity or uncertainty hereunder or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Shares, unless the Escrow Agent receives written instructions, signed by the Lender and Borrower, which eliminates such ambiguity or uncertainty.

(i) The Escrow Agent does not have any interest in the Escrow Shares but is serving as escrow holder only and having only possession thereof. The Lender shall pay or reimburse the Escrow Agent, upon request, for any transfer taxes or other taxes relating to the Escrow Shares incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. It is understood that the Escrow Agent shall only be responsible for income reporting with respect to income earned on the Escrow Shares and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

(j) Escrow Agent may generally engage in any kind of business with NextNRG, the Lender, or Borrower or any subsidiary or affiliate thereof as if it had not entered into this Agreement or any other agreement with them. Escrow Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) may now or hereafter be engaged in one or more transactions with the Lender or Borrower or any subsidiary or affiliate thereof or may act as trustee, agent, or representative of either the foregoing Parties or otherwise be engaged in other transactions with such Parties (collectively, the “Other Activities”). Without limiting the forgoing, Escrow Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) shall not be responsible to account to NextNRG, the Lender, or Borrower or any subsidiary or affiliate thereof for such Other Activities.

(k) Fees and Expenses. In consideration of the services provided hereunder, Borrower agrees to pay Escrow Agent any and all Escrow Agent Fees incurred hereunder. In addition, Borrower agrees to pay the Escrow Agent’s costs and expenses (“Expenses”) including reasonable attorney’s fees in the event of any dispute or litigation threatened or commenced which requires the Escrow Agent in its opinion to refer such matter to its attorneys fees, packaging and postal fees and expenses (including FedEx). Escrow Agent will incur no liability for any delay reasonably required to obtain such advice of counsel.

(l) Resignation of Escrow Agent. At any time, upon ten (10) days’ written notice to the Lender and Borrower, the Escrow Agent may resign and be discharged from its duties as escrow agent hereunder. As soon as practicable after its resignation, the Escrow Agent will promptly turn over to a successor escrow agent appointed by the Lender and Borrower the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by the Escrow Agent, the Lender and Borrower shall have failed to appoint a successor escrow agent, the Escrow Agent may interplead the Escrow Shares into the registry of any court having jurisdiction.

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(m) Records. The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by the Parties from time to time before such termination, the Escrow Agent shall provide the Parties, as the case may be, with a complete copy of such records, certified by the Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the Parties shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent.

4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Escrow Shares, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Escrow Shares pending receipt of a joint instruction from Borrower and Lender, or (ii) deposit the Escrow Shares with any court of competent jurisdiction in the State of Florida in which event the Escrow Agent shall give written notice thereof to the Parties and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Escrow Shares.

ARTICLE V

GENERAL MATTERS

5.1 Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

5.2 Assignment and Modification. This Agreement and the rights and obligations hereunder of any of the Parties may not be assigned without the prior written consent of the other Parties. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any Party, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such Party prior to the disbursement thereof to such Party in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

5.3 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

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5.4 Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys’ fees from the other Party (unless such other Party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

5.5. Entire Agreement. This constitutes the entire agreement between the Parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no warranties, representations and other agreements made by the Parties in connection with the subject matter hereof except as specifically set forth in this Agreement.

5.6 Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

5.7. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by any Party against another concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida in the federal courts located in the state of Florida. All Parties and the individuals executing this Agreement and other agreements on behalf of the Lender agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing Party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other Party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law in a manner most closely approximating the Parties’ intent as evidenced by the original provision. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

5.8. Specific Enforcement, Consent to Jurisdiction. The Lender and Borrower acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 5.8 hereof, each of the Lender and Borrower hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

5.9 Termination. This Escrow Agreement shall terminate upon the release of all of the Escrow Shares.

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5.10. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such Party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)	If to the Lender, to:

(b)	If to Borrower, to:

NextNRG Holding, Corp.

407 Lincoln Road, Ste. 9F

Miami Beach, Fl 33139

(c)	If to the Escrow Agent, to:

ClearTrust, LLC

16540 Pointe Village Dr, Ste 210

Lutz, FL 33558

Attn: Kara Kennedy

kara@cleartrusttransfer.com

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.10.

5.11. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties shall be enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the Parties have caused this Escrow Agreement to be duly executed as of the day and year first above written.

BORROWER

NEXTNRG HOLDING CORP

By:
Name:
Title:

LENDER

By:
Name:
Title:

ESCROW AGENT

CLEARTRUST, LLC

By:
Name:	Kara Kennedy
Title:	President